                                                                    EXHIBIT 25.1


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          ___________________________

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

         Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                           ________________________

                                CITIBANK, N.A.
              (Exact name of trustee as specified in its charter)

                                                  13-5266470
                                                  (I.R.S. employer
                                                  identification no.)

399 Park Avenue, New York, New York               10043
(Address of principal executive office)           (Zip Code)

                            _______________________

                                 Sunoco, Inc.
              (Exact name of obligor as specified in its charter)

Pennsylvania                                         23-1743282
(State or other jurisdiction of                      (I.R.S. employer
incorporation or organization)                       identification no.)


Ten Penn Center
1801 Market Street
Philadelphia, PA                                     19103-1699
(Address of principal executive offices)             (Zip Code)

                           _________________________

                            Senior Debt Securities
                      (Title of the indenture securities)
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Item 1.  General Information.

          Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Name                                    Address
          ----                                    -------
          Comptroller of the Currency             Washington, D.C.

          Federal Reserve Bank of New York        New York, NY
          33 Liberty Street
          New York, NY

          Federal Deposit Insurance Corporation   Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2. Affiliations with Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

               None.

Item 16.  List of Exhibits.

          List below all exhibits filed as a part of this Statement of Eligibility.

          Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

          Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

          Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

          Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

          Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

          Exhibit 5 - Not applicable.
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          Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

          Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of March 31, 2000 - attached)

          Exhibit 8 -  Not applicable.

          Exhibit 9 -  Not applicable.

                              __________________


                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 30th day of June, 2000.



                                   CITIBANK, N.A.

                                   By /s/ Nancy Forte
                                      ---------------
                                      Nancy Forte
                                      Senior Trust Officer
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          Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

          Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of March 31, 2000 - (attached)

          Exhibit 8 -  Not applicable.

          Exhibit 9 -  Not applicable.

                              __________________


                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 30th day of June, 2000.



                                   CITIBANK, N.A.

                                   By ______________________
                                      Nancy Forte
                                      Senior Trust Officer
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Charter No. 1461
Comptroller of the Currency
Northeastern District
REPORT OF CONDITION
CONSOLIDATING DOMESTIC AND FOREIGN
SUBSIDIARIES OF Citibank, N.A.
of New York in the State of New York, at the close of business on March 31, 2000, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

ASSETS
Thousands of dollars
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin                                              $       8,408,000
Interest-bearing balances                                                                              12,617,000
Held-to-maturity securities                                                                                     0
Available-for-sale securities                                                                          42,487,000
Federal funds sold and securities purchased under agreements to resell                                  7,394,000
Loans and lease financing receivables:
Loans and Leases, net of unearned income                                                        $     213,223,000
LESS: Allowance for loan  and lease losses                                                              4,630,000
Loans and leases, net of unearned income, allowance, and reserve                                      208,593,000
Trading assets                                                                                         33,737,000
Premises and fixed assets (including capitalized leases)                                                3,747,000
Other real estate owned                                                                                   327,000
Investments in unconsolidated subsidiaries and associated companies                                     1,199,000
Customers' liability to this bank on acceptances outstanding                                            1,000,000
Intangible assets                                                                                       4,679,000
Other assets                                                                                           13,770,000
TOTAL ASSETS                                                                                    $     337,958,000
LIABILITIES
Deposits:
In domestic offices                                                                             $      44,927,000
Noninterest-bearing                                                                             $      14,633,000
Interest-bearing                                                                                       30,294,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs                                         197,136,000
Noninterest-bearing                                                                                    13,963,000

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
Interest-bearing                                                                                      183,173,000
Federal funds purchased and securities sold under agreements to repurchase                              7,602,000
Demand notes issued to the U.S. Treasury                                                                        0
Trading liabilities                                                                                    27,234,000
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
With a remaining maturity of one year or less                                                          11,752,000
With a remaining maturity of more than one year through three years                                     1,390,000
With a remaining maturity of more than three years                                                      3,090,000
Banks' liability on acceptances executed and outstanding                                                1,128,000
Subordinated notes and debentures                                                                       6,850,000
Other liabilities                                                                                      13,580,000
TOTAL LIABILITIES                                                                                     314,689,000
EQUITY CAPITAL
Perpetual preferred stock and related surplus                                                                   0
Common stock                                                                                        $     751,000
Surplus                                                                                                 9,971,000
Undivided profits and capital reserves                                                                 13,056,000
Net unrealized holding gains (losses) on available-for-sale securities                                    222,000
Accumulated net gains (losses) on cash flow hedges                                                              0
Cumulative foreign currency translation adjustments                                                      (731,000)
TOTAL EQUITY CAPITAL                                                                                $  23,269,000
TOTAL LIABILITIES AND EQUITY CAPITAL                                                                $ 337,958,000

I, Roger W. Trupin, Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
ROGER W. TRUPIN
CONTROLLER
We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.
PAUL J. COLLINS
VICTOR J. MENEZES
WILLIAM R. RHODES
DIRECTORS